UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16577

Minnesota	41-1472057
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5900 Golden Hills Drive

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(763) 542-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYBE	NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On February 14, 2020, Irene Qualters informed the Board of Directors of CyberOptics Corporation (“the Company”) of her decision not to stand for re-election as a director at the Company's 2020 Annual Meeting of Shareholders to be held on May 14, 2020 (the “2020 Annual Meeting”). Ms. Qualters will therefore retire from the Board of Directors effective upon the expiration of her current term at the 2020 Annual Meeting. Ms. Qualters decision to retire is not due to any disagreement with the Company on any matter related to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CyberOptics Corporation

	By:	/s/ Jeffrey Bertelsen
Chief Financial Officer and Secretary

Dated: February 18, 2020

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